UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2004

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (760) 931-5500

Not Applicable.

(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

This filing amends the Current Report on Form 8-K of Dot Hill Systems Corp. filed with the Securities and Exchange Commission on February 24, 2004 to file the required financial statements and pro forma financial information required by Item 7.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The audited financial statements of Chaparral Network Storage, Inc. as of March 31, 2003 and 2002 and for the years then ended and the unaudited interim financial statements of Chaparral Network Storage, Inc. as of December 31, 2003 and for the nine months ended December 31, 2003 and 2002 are filed as Exhibit 99.2 hereto.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. as of December 31, 2003 and the unaudited pro forma condensed combined statement of operations of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. for the year ended December 31, 2003 are filed as Exhibit 99.3

(c)  Exhibits.

2.1           Agreement and Plan of Merger dated as of February 23, 2004, among Dot Hill Systems Corp., DHSA Corp., Chaparral Network Storage, Inc. and C. Timothy Smoot, as stockholders’ representative.*

23.1         Independent Auditors’ Consent.

99.1         Press release dated February 24, 2004.*

99.2         Audited financial statements of Chaparral Network Storage, Inc. as of March 31, 2003 and 2002 and for the years then ended and the unaudited interim financial statements of Chaparral Network Storage, Inc. as of December 31, 2003 and for the nine months ended December 31, 2003 and 2002.

99.3         Unaudited pro forma condensed combined balance sheet of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. as of December 31, 2003 and the unaudited pro forma condensed combined statement of operations of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. for the year ended December 31, 2003.

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

	By:	/s/ Preston Romm
Preston Romm
Chief Financial Officer, Vice President, Finance, Secretary and Treasurer

Dated: May 7, 2004

INDEX TO EXHIBITS

2.1           Agreement and Plan of Merger dated as of February 23, 2004, among Dot Hill Systems Corp., DHSA Corp., Chaparral Network Storage, Inc. and C. Timothy Smoot, as stockholders’ representative.*

23.1         Independent Auditors’ Consent.

99.1         Press release dated February 24, 2004.*

99.2         Audited financial statements of Chaparral Network Storage, Inc. as of March 31, 2003 and 2002 and for the years then ended and the unaudited interim financial statements of Chaparral Network Storage, Inc. as of December 31, 2003 and for the nine months ended December 31, 2003 and 2002.

99.3         Unaudited pro forma condensed combined balance sheet of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. as of December 31, 2003 and the unaudited pro forma condensed combined statement of operations of Dot Hill Systems Corp. and Chaparral Network Storage, Inc. for the year ended December 31, 2003.

*Previously filed.